Exhibit 99.1

NEWS RELEASE

HECLA REPORTS 4.3 MILLION OUNCES OF SILVER AND 52,126

OUNCES OF GOLD PRODUCTION IN THIRD QUARTER 2016

Cash, cash equivalents and short-term investments increased $33 million this quarter

FOR IMMEDIATE RELEASE

October 18, 2016

COEUR D'ALENE, IDAHO -- Hecla Mining Company (NYSE:HL) today announced preliminary silver and gold production results¹ for the third quarter of 2016.

THIRD QUARTER 2016 HIGHLIGHTS (compared to Q3 2015)

●	Silver production of 4,316,664 ounces, a 67% increase.

●	Gold production of 52,126 ounces, a 20% increase.

●	Silver equivalent production of 10.3 million ounces, a 17% increase.[2]

●	Lead production increased 14% and zinc production decreased 15%.

●	Increased silver production estimate for 2016 to 16.25 million ounces, from 15.75.

●

Cash, cash equivalents and short-term investments of approximately $192 million at 09/30/16, an increase of about $33 million for the quarter. Includes $16 million of insurance proceeds for the Troy Mine reclamation.

“We continue to see substantial free cash flow generation, with higher prices and silver and gold production up 67% and 20%, respectively, over last year,” said Phillips S. Baker, Jr., Hecla’s President and CEO. “The strong performance from all our mines enables us to increase our silver production estimate to 16.25 million ounces for 2016, the highest silver production in our 125-year history.”

(1)	See cautionary statement regarding preliminary statements at the end of this release.
(2)	Silver equivalent calculation based on the following prices: $19.62 for Ag, $1,335 for Au, $0.85 for Pb, and $1.02 for Zn

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Greens Creek

At the Greens Creek mine, 2,445,328 ounces of silver were produced in the third quarter of 2016, a 23% increase over the 1,992,037 ounces produced in the prior year period, and 11,988 ounces of gold were produced, 17% lower than the 14,376 ounces in the prior year period. Increased silver production resulted from higher grades and lower gold production from lower grades. The mill operated at an average of 2,201 tons per day (tpd) in the third quarter. Estimated silver production is increased from prior estimates to 8.5 million ounces, and gold production remains unchanged at 53,000 ounces for 2016.

Lucky Friday

At the Lucky Friday mine, 887,365 ounces of silver were produced in the third quarter, 50% higher than the 592,243 ounces produced in the prior year period. The increase in silver production was due to higher grades in the current period and ventilation repairs made in the prior year period. The mill operated at an average of 809 tpd in the third quarter. Estimated silver production is increased from prior estimates to 3.4 million ounces for 2016.

The focus of the #4 Shaft Project, having reached its final depth of 9,600 feet below surface in early May, is on equipping the shaft with steel sets, guides, skip loading facilities and electrical infrastructure. The work is proceeding as planned, with the goal of having an operational shaft in the fourth quarter of this year.

Casa Berardi

At the Casa Berardi mine, 31,949 ounces of gold were produced in the third quarter, 9% higher than the 29,259 ounces produced in the prior year period. The higher gold production was principally the result of higher mill throughput due to the addition of surface production from the East Mine Crown Pillar (EMCP) pit. The mill operated at an average of 2,805 tpd in the third quarter. Estimated gold production remains unchanged from prior estimates at 145,000 ounces for 2016, including 5,000 ounces from the EMCP pit.

San Sebastian

At the San Sebastian mine, 975,610 ounces of silver and 8,189 ounces of gold were produced in the third quarter. Production of both silver and gold continued to be strong in the third quarter, in spite of a smaller portion of production coming from the higher-grade East Francine Pit than in the first half of the year. The mill operated at an average of 437 tpd in the third quarter. Estimated production for 2016 remains unchanged from prior estimates at 4.35 million ounces of silver and 35,000 ounces of gold.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

PRODUCTION SUMMARY

	Third Quarter Ended			Nine Months Ended
	September 30, 2016	September 30, 2015		September 30, 2016	September 30, 2015
PRODUCTION			Increase (Decrease)			Increase (Decrease)
Silver	4,316,664 oz.	2,591,546 oz.	67%	13,200,766 oz.	7,947,293 oz.	66%
Gold	52,126 oz.	43,635 oz.	20%	170,780 oz.	128,977 oz.	32%
Lead	10,411 tons	9,123 tons	14%	31,840 tons	28,526 tons	12%
Zinc	14,824 tons	17,435 tons	(15)%	50,321 tons	51,037 tons	(1)%
Greens Creek (Silver)	2,445,328 oz.	1,992,037 oz.	23%	7,020,688 oz.	5,884,128 oz.	19%
Greens Creek (Gold)	11,988 oz.	14,376 oz.	(17)%	39,497 oz.	43,368 oz.	(9)%
Lucky Friday (Silver)	887,365 oz.	592,243 oz.	50%	2,721,991 oz.	2,042,436 oz.	33%
Casa Berardi (Gold)	31,949 oz.	29,259 oz.	9%	104,282 oz.	85,609 oz.	22%
San Sebastian (Silver)	975,610 oz.[1]	--	--	3,434,052 oz.	--	--
San Sebastian (Gold)	8,189 oz. [1]	--	--	27,000 oz.	--	--

(1)	San Sebastian produced its first doré on December 22, 2015.

Hecla expects to report third quarter 2016 financial results on November 8, 2016.

ABOUT HECLA

Founded in 1891, Hecla Mining Company (NYSE:HL) is a leading low-cost U.S. silver producer with operating mines in Alaska, Idaho and Mexico, and is a growing gold producer with an operating mine in Quebec, Canada. The Company also has exploration and pre-development properties in six world-class silver and gold mining districts in the U.S., Canada, and Mexico, and an exploration office and investments in early-stage silver exploration projects in Canada.

Cautionary Statements Regarding Preliminary Results

All measures of the Company's third quarter 2016 operating results contained in this news release, including inventory, are preliminary and reflect the Company’s expected third quarter 2016 results as of the date of this news release. Actual reported third quarter results are subject to management's final review as well as review by the Company's independent registered public accounting firm and may vary significantly from those expectations because of a number of factors, including, without limitation, additional or revised information and changes in accounting standards or policies or in how those standards are applied.

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

Cautionary Statements Regarding Forward Looking Statements including Outlook

Statements made or information provided in this news release that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and "forward-looking information" within the meaning of Canadian securities laws. Words such as “may”, “will”, “should”, “expects”, “intends”, “projects”, “believes”, “estimates”, “targets”, “anticipates” and similar expressions are used to identify these forward-looking statements. Such forward-looking statements or forward-looking information include statements or information regarding estimates of silver production for the third quarter of 2016 on a consolidated basis and at each of the Greens Creek, Lucky Friday and San Sebastian mines, third quarter 2016 gold production at Casa Berardi, as well as cash position and expectations for 2016 silver and gold production. The material factors or assumptions used to develop such forward-looking statements or forward-looking information include that the Company’s plans for development and production will proceed as expected and will not require revision as a result of risks or uncertainties, whether known, unknown or unanticipated, to which the Company’s operations are subject.

Forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected or implied. These risks and uncertainties include, but are not limited to, metals price volatility, volatility of metals production and costs, litigation, regulatory and environmental risks, operating risks, project development risks, political risks, labor issues, ability to raise financing and exploration risks and results. Refer to the Company's Form 10K and 10-Q reports for a more detailed discussion of factors that may impact expected future results. The Company undertakes no obligation and has no intention of updating forward-looking statements other than as may be required by law.

For further information, please contact:

Mike Westerlund

Vice President - Investor Relations

800-HECLA91 (800-432-5291)

Email: hmc-info@hecla-mining.com

Website: www.hecla-mining.com

Hecla Mining Company ● 1-800-432-5291 ● hmc-info@hecla-mining.com

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